Exhibit 3.107

PENNSYLVANIA DEPARTMENT OF STATE BUREAU OF CORPORATIONS AND CHARITABLE ORGANIZATIONS &squ; Return document by mall to: Name Address City Zip Code $$ Return document by email to: Read all instructions Fee: $70 In compliance with the requirements of the applicable provisions of 15 Pa.C.S. § 355 (relating to Statement of conversion), the undersigned association, desiring to effect a conversion, hereby states that: A. For the converting association: 1. The name of the converting association is: Discovery House CU, Inc. 2. The jurisdiction of formation of the converting association is: Pennsylvania 3. The type of association is (check only one): ×b; Business Corporation &squ; Limited Partnership &squ; Business Trust &squ; Nonprofit Corporation &squ; Limited Liability (General) Partnership &squ; Professional Association &squ; Limited Liability Company &squ; Limited Liability Limited Partnership &squ; Other 4. Date on which the association was created, incorporated, formed or otherwise came into existence: 06/25/2002 (MM/DD/YYYY) 5. If the converting association is a domestic filing association (a Pennsylvania business corporation, nonprofit corporation, limited partnership, limited liability company, professional association or business trust), the statute under which it was first created, incorporated, formed or otherwise came into existence: Business Corporation Law of 1988 (ex. Business Corporation Law of 1988, Limited Liability Company Law of 1994, etc.)

6. Check and complete one of the following addresses for the converting association. If the converting association is a domestic filing association, domestic limited liability partnership or registered foreign association, the current registered office address as on file with the Department of State. Complete part (a) OR (b) — not both: RR#3, Box 281R, Route 879 Curwensville PA 16833 Clearfield Number and street City State Zip County (b) c/o: Name of Commercial Registered Office Provider County If the converting association is a domestic association that is not a domestic filing association or limited liability partnership, the address, including street and number, if any, of its principal office: Number and street City State Zip County If the converting association is a nonregistered foreign association, the address, including street and number, if any, of its registered or similar office, if any, required to be maintained by the law of its jurisdiction of formation; or if it is not required to maintain a registered or similar office, its principal office: Number and street City State Zip B. For the converted association: 1. The name of the converted association is: Discovery House CU, LLC 2. The jurisdiction of formation of the converted association is: Pennsylvania 3. The type of association is (check only one): Business Corporation Limited Partnership Business Trust Nonprofit Corporation Limited Liability (General) Partnership Professional Association ×b; Limited Liability Company Limited Liability Limited Partnership Other

4. Check and complete one of the following addresses for the convened association. If the converted association is a domestic filing association, domestic limited liability partnership or registered foreign association, its registered office address. Complete part (a) OR (b) — not both: (a) Number and street City State Zip County (b) c/o: Name of Commercial Registered Office Provider County CT Corporation System Dauphin If the converted association is a domestic association that is not a domestic filing association or limited liability partnership, the address, including street and number, if any, of its principal office: Number and street City State Zip County If the converted association is a nonregistered foreign association, complete both (1) and (2). (1) The address, including Street and number, if any, of its registered or similar office, if any, required to be maintained by the law of its jurisdiction of formation; or if it is not required to maintain a registered or similar office, its principal office address: Number and street City Suite Zip (2) The name and address, including street and number, of its registered agent: Name of Registered Agent Number and street City State Zip C. Effective date of statement of conversion (check, and if appropriate complete, one of the following): ×b; This Statement of Conversion shall be effective upon filing in the Department of State. This Statement of Conversion shall be effective on: at Date (MM/DD/YYYY) Hour (if any) D. Approval of conversion by converting association (check only one): ×b; For converting association that is a domestic entity — The plan of conversion was approved in accordance with 15 Pa.CS. Chapter 3, Subchapter E (relating to conversion). For converting association that is a foreign association — The conversion was approved in accordance with the law of the jurisdiction of formation of the converting association. E. Attachments (see Instructions for required and optional attachments). IN TESTIMONY WHEREOF, the undersigned converting association has caused this Statement of Conversion to be signed by a duly authorized officer thereof this 2nd day of November, 2015 Discovery House CU, Inc. Name of Convening Association Signature Vice President and Secretary Title

PENNSYLVANIA DEPARTMENT OF STATE BUREAU OF CORPORATIONS AND CHARITABLE ORGANIZATIONS Return document by mall to: Ann K. Rich Name 511 Union Street, Suite 2700 Address Nashville, TN 37219 City State Zip Code Return document by email to: Certificate of Organization Domestic Limited Liability Company DSCB:15—8913 (rev. 7/2015) Read all instructions prior to completing. This form may be s$$ Fee: $125 In compliance with the requirements of 15 Pa.CS. § 8913 (relating to certificate of organization), the undersigned desiring to organize a limited liability company, hereby certifies that: 1. The name of the limited liability company (designator is required, i.e., “company”, “limited” or “limited liability company” or abbreviation): Discovery House CU, LLC 2. The (a) address of the limited liability company’s initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is: (Complete (a) or (b) — not both) (a) Number and Street City State Zip County (b) Name of Commercial Registered Office Provider County c/o: C T Corporation System Dauphin 3. The name and address, including street and number, if any, of each organizer is (all organizers must sign on page 2): Name Christopher L. Howard 6000 Tower Circle, Address Suite 1000, Franklin, TN 37067

4. Strike out if inapplicable term 5. Strike out if inapplicable: 6. The specified effective date, if any is:. (MM/DD/YYYY and hour, if any) 7. Strike out if inapplicable: 8. For additional provisions of the certificate, if any, attach an 8 1⁄2 x 11 sheet. IN TESTIMONY WHEREOF, the organizer(s) has (have) signed this Certificate of Organization this 2nd November, 2015. Signature Signature Signature